UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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GEOVAX LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

Notice of Annual Meeting of Stockholders

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders of GeoVax Labs, Inc. (“GeoVax” or the “Company”) will be held on August 7, 2020, at 8:30 a.m. local time, at the offices of Womble Bond Dickinson (US) LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, for the following purposes:

1.	To elect five directors to serve until the 2021 Annual Meeting of Stockholders;

2.

To approve the grant of discretionary authority to our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock at a ratio within the range of 1-for-10 to 1-for-40, as selected by our Board of Directors;

3.	To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2020;

4.	To hold an advisory vote on the compensation of our Named Executive Officers (as defined in the Proxy Statement);

5.	To hold an advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers;

6.	To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies to vote in favor of the reverse stock split proposal; and

7.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

Holders of our Common Stock owning such shares of record at the close of business on June 26, 2020 are entitled to attend and vote at the Annual Meeting and any continuation or adjournment thereof. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. The Company does not contemplate discussing any other business at the meeting.

Your vote is very important. Please vote whether or not you plan to attend the Annual Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. The Notice of Internet Availability of Proxy Materials contains instructions on how to vote online or by telephone. If you have received a paper copy of our proxy materials, please mark, date, and sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. You may also vote on-line or by phone by following the instructions contained in the accompanying Proxy Statement. You may attend the Annual Meeting and vote your shares in person if you wish.

By Order of the Board of Directors

Mark W. Reynolds

Corporate Secretary

July 7, 2020

Smyrna, Georgia

i

TABLE OF CONTENTS

Page

Notice of Annual Meeting of Stockholders	i

Proxy Statement	1

Questions And Answers About the Annual Meeting	1

Proposal 1 — Election Of Directors	4

Corporate Governance	6

Executive Officers	8

Security Ownership of Certain Beneficial Owners and Management	9

Executive Compensation	10

Director Compensation	13

Certain Relationships and Related Transactions	14

Proposal 2 — To Approve an Amendment to Our Certificate of Incorporation to Implement a Reverse Stock Split	18

Proposal 3 — Ratification of Appointment Oof Independent Registered Public Accounting Firm	24

Report of the Audit Committee	25

Proposal 4 — Advisory Vote: Approval of the Compensation of Our Named Executive Officers	25

Proposal 5 — Advisory Vote: The Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	27

Proposal 6 — To Adjourn The Annual Meeting, If Necessary, To Solicit Additional Proxies for the Reverse Stock Split Proposal	27

Other Matters	28

Annex A	A-1

ii

GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

PROXY STATEMENT

For The

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 7, 2020

This Proxy Statement is furnished in connection with the solicitation of your proxy on behalf of the Board of Directors (the “Board”) by GeoVax Labs, Inc., a Delaware corporation (“GeoVax” or the “Company”), for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Womble Bond Dickinson (US) LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on August 7, 2020, at 8:30 a.m. local time and at any adjournment or postponement thereof. Our Board of Directors has fixed the close of business on June 26, 2020 as the record date (“Record Date”) for determining GeoVax stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting. On or about July 7, 2020, the Company started mailing to its stockholders the Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy card, and our Annual Report on Form 10-K (collectively, the “Proxy Materials”). The Proxy Materials are available online at www.proxyvote.com. Stockholders who receive a paper copy of the Proxy Materials, including this Proxy Statement and a form of proxy card or instruction card, may vote online, by telephone or by mail.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What Am I Voting On?

At the Annual Meeting, the stockholders will be asked to consider and vote upon the following proposals:

1.	To elect five directors to serve until the 2021 Annual Meeting of Stockholders;
2.

To approve the grant of discretionary authority to our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock at a ratio within the range of 1-for-10 to 1-for-40, as selected by our Board of Directors;

3.	To ratify the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2020;
4.	To hold an advisory vote on the compensation of our Named Executive Officers;
5.	To hold an advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers;
6.	To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies to vote in favor of the reverse stock split proposal; and
7.	To transact such other business as properly may come before the Annual Meeting or any adjournments thereof.

Who is Entitled to Vote?

Holders of our Common Stock as of the Record Date may vote at the Annual Meeting. Holders of our Common Stock have one vote for each share of Common Stock held on the Record Date. See “How Do I Cast My Vote?” below.

How Does the Board Recommend I Vote?

The Board recommends that you vote your shares:

●	“FOR” the election of the director nominees;
●	“FOR” the proposal to grant the Board discretionary authority to effect a reverse stock split;
●	“FOR” the proposal to ratify the selection of Wipfli LLP as our independent registered public accounting firm;
●	“FOR” the proposal to approve the compensation of our Named Executive Officers;
●	“THREE YEARS” for the frequency of future advisory votes on executive compensation; and
●	“FOR” the proposal to permit the adjournment of the Annual Meeting, if necessary, to solicit additional proxies.

You should carefully consider the detailed discussion of these proposals contained later in this Proxy Statement before voting your shares. If no instructions are indicated, your proxy will be voted FOR each proposal.

How Do I Cast My Vote?

Persons who hold shares of our Common Stock directly on the Record Date and not through a broker, bank or other financial institution (“Record Holders”) may vote by the following methods:

●

Vote by Internet - Over the Internet, by going to www.proxyvote.com. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

●	Vote by Telephone - Over the telephone, by dialing 1-800-690-6903 from any touch-tone telephone. Have your proxy card in hand when you call and follow the instructions.
●

Vote by Mail - By mail using the enclosed proxy card. Please complete, sign and date your proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 91 Mercedes Way, Edgewood, New York 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

●	Vote by Attendance- By attending the Annual Meeting in person and voting. Please Note: All persons who attend the meeting in person will be expected to adhere to any visitor safety measures which may then be required by Womble Bond Dickinson or the building management, regarding social distancing, face coverings, etc. Instructions will be posted on-site.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on August 6, 2020.

Persons who hold shares of our Common Stock indirectly on the Record Date through a brokerage firm, bank or other nominee (“Beneficial Holders” or “Street Name Holders”) must return a voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other nominees that do not receive voting instructions from Beneficial Holders may not vote on any proposal on which the brokerage firm, bank or other nominee does not have discretionary authority to vote (a “Broker Non-Vote”). A large number of brokerage firms, banks and other nominees participate in online programs which provide the opportunity to vote over the Internet or by telephone to eligible Beneficial Holders. Beneficial Holders who elect to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the stockholder information and voting instructions. In order to vote shares held by a Beneficial Holder in person at the Annual Meeting, a proxy issued in the owner’s name must be obtained from the stockholder of record (typically your brokerage firm, bank or other nominee) and presented at the Annual Meeting.

Will Stockholders Be Asked to Vote on Any Other Matters?

We do not anticipate that any other matters will be considered at the Annual Meeting. If, however, any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.

May I Revoke My Proxy?

You may revoke your vote at any time before your proxy is voted at the Annual Meeting. The action you must take to revoke your vote will be different depending on whether your shares are held by you directly as the Record Holder or if your shares are held in “street name” by a brokerage firm, bank or other nominee on your behalf.

If you are the Record Holder of your shares, you may change your vote by:

●	Signing another proxy card with a later date and returning it to us prior to the meeting;
●	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Daylight Time, on August 6, 2020;
●	Attending the meeting and notifying the election official that you wish to revoke your proxy and vote in person; or
●	Sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices.

If your shares are held in “street name” by a brokerage firm, bank or other nominee on your behalf, you should follow the instructions provided by your brokerage firm, bank or other nominee for revoking your proxy.

What is the Quorum Requirement for the Annual Meeting?

We need a quorum of stockholders in order to hold the Annual Meeting. A quorum exists when at least a majority of the outstanding shares of our Common Stock entitled to vote are represented, either in person or by proxy, at the Annual Meeting. As of the Record Date, there were 13,834,075 shares of our Common Stock outstanding and entitled to vote. Accordingly, 6,917,038 shares of our Common Stock must be present either in person or by proxy for a quorum. Abstentions and Broker Non-Votes will be counted as present for purposes of determining the presence of a quorum.

If a quorum is not present or represented at the meeting, the Chairman of the meeting or the stockholders holding a majority in voting power of the shares of Common Stock entitled to vote and present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

What Vote is Required for Approval of the Proposals?

Assuming the presence, in person or represented by proxy, of a quorum:

●

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. Stockholders do not have cumulative voting rights in connection with the election of directors. This means that the five nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal;

●

The vote required to approve the proposal with respect to the reverse stock split is the affirmative vote of a majority of our outstanding shares entitled to vote on this proposal. Because abstentions constitute shares present and entitled to vote for all purposes, they will have the effect of a vote against this proposal. Because broker non-votes are not considered present and entitled to vote for purposes this proposal, they will not be counted as a vote in favor of or a vote against the proposal and will have no effect on the outcome of the vote on this proposal;

●

The selection of our independent registered public accounting firm will be ratified by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, there will be no broker non-votes with respect to this proposal, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal;

●

The compensation of our Named Executive Officers will be approved, on an advisory basis, if the votes cast in favor of the proposal exceed the votes cast against it. Because the stockholder vote is advisory, it will not be binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal;

●

The frequency of the advisory vote on future advisory votes on the compensation of our Named Executive Officers receiving the greatest number of votes cast – one year, two years, or three years – will be deemed to be the frequency that has been recommended by stockholders. Because the stockholder vote is advisory, it will not be binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote when making future decisions regarding the frequency of the advisory vote on the compensation of our Named Executive Officers. Abstentions and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal; and

●

The vote required to approve the proposal with respect to adjournment of the Annual Meeting is that the votes cast in favor must exceed the votes cast against this proposal. Because abstentions constitute shares present and entitled to vote for all purposes, they will have the effect of a vote against this proposal. Because broker non-votes are not considered present and entitled to vote for purposes this proposal, they will not be counted as a vote in favor of or a vote against this proposal and will have no effect on the outcome of the vote on this proposal.

What Does It Mean if I Receive More Than One Notice of Annual Meeting of Stockholders or One Proxy Card?

Your shares are probably registered in more than one account. You should vote all of your shares.

Where Do I Find the Voting Results of the Annual Meeting?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of the Annual Meeting.

Who Will Pay the Costs of Soliciting Proxies for the Annual Meeting?

The cost of preparing, emailing, assembling and mailing this Proxy Statement and the form of proxy will be borne by GeoVax. Directors, officers and employees of GeoVax may also solicit proxies personally or by mail, telephone, or electronic means. No compensation will be paid for such solicitations. In addition, we will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at our request, may send proxies and proxy solicitation material to their clients and principals. The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to solicit proxies from brokerage firms, banks and institutional holders of shares. Innisfree will be paid a fee of $5,000 plus reimbursement of expenses for its services. The Company will bear the cost of such solicitation.

Proposal 1
Election of Directors

Our bylaws provide that the members of the Board of Directors are to be elected at each annual meeting of stockholders and are to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Director Nominees

In accordance with the recommendation of the Nominating and Governance Committee of the Board of Directors, the Board of Directors has nominated David A. Dodd, Robert T. McNally, Ph.D., Randal D. Chase, Ph.D., Dean G. Kollintzas and John N. Spencer, Jr. for reelection as directors of GeoVax to serve until the 2021 Annual Meeting of Stockholders, until each of their successors are elected and qualified, or until their earlier death, resignation or removal. Information concerning the nominees and our executive officers is set forth below under “Director Nominees and Executive Officers”.

We believe that the nominees will be available and able to serve as directors. In the event that any nominee is unable to serve (which is not anticipated), the holder of your proxy will cast votes for such other persons as they may select.

Harriet L. Robinson, Ph.D is currently a member of our Board of Directors but is not standing for reelection at the Annual Meeting. She will continue to serve as our Chief Scientific Officer Emeritus and director of GeoVax’s HIV vaccine program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

Director Nominees

The following table sets forth certain information with respect to our director nominees:

Name	Age	Current Position
David A. Dodd	70	Chairman of the Board of Directors, President and Chief Executive Officer
Robert T. McNally Ph.D.	72	Director
Randal D. Chase, Ph.D. (1)(2)(3)	70	Independent Director
Dean G. Kollintzas (1)(2)(3)	47	Independent Director
John N. Spencer, Jr. (1)(2)(3)	79	Independent Director

______________________

(1)	Member of the Compensation Committee of the Board of Directors.
(2)	Member of the Nominating and Governance Committee of the Board of Directors.
(3)	Member of the Audit Committee of the Board of Directors.

David A. Dodd. Mr. Dodd joined the Board of Directors in March 2010, becoming Chairman of our Board of Directors on January 1, 2011. Effective September 5, 2018, Mr. Dodd became our President and Chief Executive Officer, following Dr. McNally’s retirement. His executive management experience in the pharmaceutical and biotechnology industries spans more than 40 years. From September 2017 to April 2018, he served as Chief Executive Officer, and as a member of the Board of Directors of Medizone International, Inc. (“Medizone”). On April 20, 2018, Medizone announced that certain of its creditors had commenced an involuntary bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code against Medizone and in May 2018, Medizone filed for Chapter 7 bankruptcy. The creditors include Medizone’s former Chairman and Chief Executive Officer and its former Director of Operations. From April 2013 to July 2017, Mr. Dodd served as President and Chief Executive Officer, and as a member of the Board of Directors, of Aeterna Zentaris Inc., a drug development company. He was Chairman of the Board of Directors of Aeterna Zentaris, Inc. from May 2014 to May 2016, and continued to serve as a member of its Board of Directors until May 2018. From December 2007 to June 2009, Mr. Dodd was President, Chief Executive officer and Chairman of BioReliance Corporation, a leading provider of biological safety and related testing services. From October 2006 to April 2009, he served as non-executive Chairman of Stem Cell Sciences Plc., where he oversaw the development and implementation of a strategic growth plan, implementation of an experienced executive team, and the sale of the company to Stem Cells, Inc. in April 2009. Before that, Mr. Dodd served as President, Chief Executive Officer and Director of Serologicals Corporation before it was sold to Millipore Corporation in July 2006 for $1.5 billion. For five years prior to his employment by Serologicals Corporation, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc. and Chairman of its subsidiary Unimed Pharmaceuticals, Inc. He is also the Chief Executive Officer of RiversEdge BioVentures, an investment and advisory firm focused on the life sciences and pharmaceuticals industries which he founded in 2009 and he is a board member of VetGraft LLC, a private company providing tissue-banking of equine cells for use in equine medicine. The Board of Directors has concluded that Mr. Dodd should serve on the Board of Directors due to his experience in the pharmaceutical industry and his involvement as an officer and director of the Company, as well as his background in general management, business transformation, corporate partnering, and mergers and acquisitions.

Robert T. McNally, Ph.D. Dr. McNally joined the Board of Directors in December 2006 and was appointed as our President and Chief Executive Officer effective April 1, 2008, a position he held until his retirement in September 2018. From 2000 to March 2008, Dr. McNally served as Chief Executive Officer of Cell Dynamics LLC, a cGMP laboratory services company. Previously, Dr. McNally was a co-founder and Senior Vice President of Clinical Research for CryoLife, Inc., a pioneering company in transplantable human tissues. He has over 35 years of experience in academic and corporate clinical investigations, management, research, business, quality and regulatory affairs. Dr. McNally is a Fellow of the American Institute for Medical and Biological Engineering, served on the advisory boards of the Petit Institute for Bioengineering and Dupree College of Management at the Georgia Institute of Technology, and is a former Chairman of Georgia Bio, a state trade association. Dr. McNally graduated with a Ph.D. in biomedical engineering from the University of Pennsylvania. The Board of Directors has concluded that Dr. McNally should serve on its Board of Directors by virtue of his prior business and scientific experience, including his experience as Chief Executive Officer of Cell Dynamics, LLC and as Senior Vice President of Clinical Research for CryoLife, Inc., and due to his involvement with the Company as its former President and Chief Executive Officer.

Randal D. Chase, Ph.D. Dr. Chase joined the Board of Directors in March 2015. Dr. Chase is an experienced pharmaceutical and biotechnology executive who currently serves as a business advisor and consultant to companies in the life science sector. He also serves as a director for Mirexus Biotechnologies, Inc. and as Chairman of the Board for Glysantis, Inc. From February 2017 to April 2018, Dr. Chase was President and Chief Executive Officer of Advanced Proteome Therapeutics Corporation, a publicly-held biopharmaceutical company; he served as a member of that company’s board of directors from 2015 to April 2018. He served as Chairman of the Board for Medicago, Inc. until its sale to Mitsubishi Tanabe Pharma Corporation in 2013. From 2006 to 2011, he served as President and Chief Executive Officer of Immunovaccine, Inc., a clinical-stage biotechnology company developing vaccines against cancer and infectious diseases. Dr. Chase is also a former president of Shire Biologics, North American Vaccine, Pasteur Merieux Connaught, and Quadra Logic Technologies, Inc. His early career was at Bristol Myers and Glaxo Pharmaceuticals. Dr. Chase attended the Senior Executive Program of the London Business School in the United Kingdom, holds a Bachelor of Sciences degree in biochemistry from Bishop’s University and a Ph.D. in biochemistry from the University of British Columbia. Dr. Chase completed a post-doctoral fellowship at the McArdle Cancer Institute of the University of Wisconsin. The Board of Directors has concluded that Dr. Chase should serve on the Board of Directors due to his extensive leadership experience in the pharmaceutical industry, and the vaccine industry in particular.

Dean G. Kollintzas. Mr. Kollintzas joined the Board of Directors in September 2006. Since 2001 Mr. Kollintzas has been an intellectual property attorney specializing in biotechnology and pharmaceutical licensing, FDA regulation, and corporate/international transactions. He is a member of the Wisconsin and American Bar Associations. Since 2004, Mr. Kollintzas has been in private practice. In 2014, he founded Procare Clinical, LLC, a clinical trial management company headquartered in Naperville, IL. Mr. Kollintzas received a microbiology degree from the University of Illinois and a J.D. from the University of New Hampshire School of Law. The Board of Directors has concluded that Mr. Kollintzas should serve on the Board of Directors by virtue of his experience with intellectual property matters, biotechnology and pharmaceutical licensing, and FDA regulation.

John N. (Jack) Spencer, Jr., CPA Mr. Spencer joined the Board of Directors in September 2006. Mr. Spencer is a certified public accountant and was a partner of Ernst & Young LLP where he spent more than 38 years until he retired in 2000. Mr. Spencer serves as a director of ClearPoint Neuro, Inc., a medical device company, where he also chairs the audit committee. He also serves on the board of one privately held company and as a consultant to various companies primarily relating to financial accounting and reporting matters. Mr. Spencer received a Bachelor of Science degree from Syracuse University, and he earned an M.B.A. degree from Babson College. He also attended the Harvard Business School Advanced Management Program. The Board of Directors has concluded that Mr. Spencer should serve on the Board of Directors by virtue of his experience at Ernst & Young LLP where he was the partner in charge of that firm’s life sciences practice for the southeastern United States, and his clients included a large number of publicly-owned and privately-held medical technology companies, together with his continuing expertise as a director of, and a consultant to, other publicly owned and privately held companies.

Corporate Governance

The Company’s Bylaws provide that the number of members of our Board of Directors shall be determined from time to time by resolutions of the Board of Directors but shall not be less than three or more than nine. Our Board of Directors currently has six members.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for making recommendations on nominees for election as directors to the Board of Directors. We do not have specific minimum qualifications that a person must meet in order to serve on our Board of Directors, nor do we have a formal policy about the consideration of any director candidates recommended by stockholders. However, our Nominating and Governance Committee, and our Board of Directors, believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. Further, our Board of Directors is intended to encompass a range of talents, experience, skills, backgrounds, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of GeoVax and its stockholders. We do not have a formal policy on Board diversity as it relates to race, gender, or national origin.

GeoVax considers persons for nomination for election to the Board of Directors from any source, including stockholder recommendations. The Nominating and Governance Committee does not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions, a review of information concerning candidates, and interviews with selected candidates. To date, no third parties have been engaged to assist us in finding suitable candidates to serve as directors. All of our nominees are directors standing for re-election at the Annual Meeting. Current director Dr. Robinson is not standing for reelection at the Annual Meeting. The nomination of each director was recommended by the Nominating and Governance Committee, and the Board of Directors followed the recommendation.

Our Nominating and Governance Committee will consider stockholder recommendations for directors sent to GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080, Attention: Chairman of the Nominating and Governance Committee. Any recommendation from a stockholder should include the name, background and qualifications of such candidate and should be accompanied by evidence of such stockholder’s ownership of GeoVax’s common stock. The Nominating and Governance Committee may ask for additional information.

A stockholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934.

Director Independence

The Board of Directors has determined that Messrs. Chase, Kollintzas, and Spencer are the members of our Board of Directors who are “independent,” as that term is defined by Section 301(3)(B) of the Sarbanes-Oxley Act of 2002. The Board of Directors has also determined that these individuals meet the definition of “independent director” set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules and that Mr. Spencer is the qualified “financial expert” on the Audit Committee. As independent directors, Messrs. Chase, Kollintzas and Spencer serve as the members of our Audit Committee, our Compensation Committee, and our Nominating and Governance Committee.

Board Structure, Leadership, and Committees

Our Board of Directors, as a whole, and acting through its committees, has responsibility for management of our business and affairs. The offices of Chairman of the Board and of President and Chief Executive Officer are separate. We believe the separation of these roles allows the Chief Executive Officer more time to focus on day-to-day business while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The separation also promotes communication. Our Chairman of the Board, President and Chief Executive Officer, and our other executive officers, communicate regularly with each other and with our Board of Directors. We believe the relatively small number of directors, executive officers and employees, and their interaction, facilitate information sharing and decision-making with respect to most aspects of our operations, including oversight of risk management.

Board of Directors.  The Board of Directors held eleven meetings during 2019. Each director attended at least 75% of the total meetings of the Board and the committees on which they served during 2019. We strongly encourage, but we do not require, our directors to attend each annual meeting of stockholders. With the exception of Mr. Dodd, who was unable to attend, all of our directors attended our last annual meeting of stockholders held on June 14, 2018.

Our Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee has been delegated formal authority and responsibility for overseeing certain elements of risk, as described below.

Audit Committee. The separately-designated standing Audit Committee of the Board provides assistance to the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal control over financial reporting; (iii) the Company’s compliance with legal and regulatory requirements; and (iv) the independent registered public accounting firm’s qualifications, independence and performance. The Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, and for monitoring our business risk practices. It also prepares the Audit Committee report that SEC proxy rules require for this Proxy Statement. Our Audit Committee is currently comprised of Mr. Spencer (Chairman), Mr. Chase, and Mr. Kollintzas. Our Board of Directors has determined that each member of the committee is independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and Rule 5605(c)(2) of the Nasdaq Listing Rules and that Mr. Spencer qualifies as an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. The Audit Committee held four meetings during 2019.

Compensation Committee. The Compensation Committee has responsibility for matters relating to the fair and competitive compensation of the Company’s executives, employees and non-employee directors, as well as our benefit plans. The Committee consults with the Company’s President and Chief Executive Officer but does not delegate the authority to set executive compensation. Our Compensation Committee is currently comprised of Mr. Chase (Chairman), Mr. Kollintzas, and Mr. Spencer. The Compensation Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. The members of the Compensation Committee are independent, as required by the Compensation Committee Charter. They also qualify as “outside directors” within the meaning of Rule 16b-3 under the Security Exchange Act of 1934 and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee held two meetings during 2019.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board of Directors in fulfilling its responsibilities of: (i) identifying individuals qualified to become directors and committee members; (ii) recommending director nominees to the Board of Directors; (iii) developing and recommending approval of policies relating to, and generally overseeing matters of, corporate governance; and (iv) leading the Board of Directors in its annual review of the Board of Directors and its committees. The Nominating and Governance Committee consists of Mr. Spencer (Chairman), Mr. Chase, and Mr. Kollintzas. The Nominating and Governance Committee has adopted a charter, a current copy of which is available on our website at www.geovax.com. Our Board of Directors has determined that each member of the committee is independent as required by its charter. The Nominating and Governance Committee held one meeting during 2019.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with our Board of Directors should do so in writing, addressed to GeoVax Labs, Inc., c/o Audit Committee Chair, 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080. Communications sent to individual directors must clearly indicate the name of the director for whom they are intended. Unless marked “Confidential”, we screen mail addressed to the Board, its Committees or any specified individual director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to our Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate director or directors. If marked “Confidential”, these communications will not be screened by management before they are delivered to the Audit Committee Chair. Stockholders who wish to submit director nominees for consideration by the Nominating and Governance Committee should follow the directions at “Director Nomination Process.”

Code of Business Conduct and Ethics

Our Board of Directors has adopted a written Code of Business Conduct and Ethics, a copy of which is available on our website at www.geovax.com. The Company will provide a copy of the Code of Ethics upon request to any person without charge. Such requests may be transmitted by regular mail in the care of the Corporate Secretary. We require all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires certain companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We have such procedures in place.

The Company will post on its website, www.geovax.com, or will disclose on a Current Report on Form 8-K filed with the SEC, any amendments to, or waivers from, a provision of the Code of Ethics that applies to the Chief Executive Officer or the Chief Financial Officer, or persons performing similar functions, and that relate to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the code; or (v) accountability for adherence to the Code of Ethics. Any waiver granted to an executive officer or a director may only be granted by the Board and will be disclosed, along with the reasons therefor, on a Current Report on Form 8-K filed with the SEC. No such waivers were granted in 2019.

EXECUTIVE Officers

The following table sets forth certain information with respect to our executive officers:

Name	Age	Current Position
David A. Dodd	70	Chairman of the Board of Directors, President and Chief Executive Officer
Mark W. Reynolds, CPA	58	Chief Financial Officer and Corporate Secretary
Farshad Guirakhoo, Ph.D.	66	Chief Scientific Officer

David A. Dodd. Mr. Dodd joined the Board of Directors in March 2010, becoming Chairman of our Board of Directors on January 1, 2011. Effective September 5, 2018, Mr. Dodd became our President and Chief Executive Officer. Mr. Dodd’s full biographical information is set forth above under “Proposal 1: Election of Directors – Director Nominees.”

Mark W. Reynolds, CPA. Mr. Reynolds joined the Company in October 2006 as Chief Financial Officer and Corporate Secretary. From 2004 to 2008, Mr. Reynolds served as Chief Financial Officer for HealthWatchSystems, Inc. a privately-held company in the consumer healthcare industry. From 2004 to 2006, he served as Chief Financial Officer for Duska Therapeutics, Inc., a publicly-held biotechnology company. From 1988 to 2002, Mr. Reynolds worked for CytRx Corporation, a publicly-held biopharmaceutical company, where he first served as Controller and then as Chief Financial Officer. Mr. Reynolds began his career as an auditor with Arthur Andersen & Co. from 1985 to 1988. He is a certified public accountant and earned a Master of Accountancy degree from the University of Georgia.

Farshad Guirakhoo, Ph.D. Dr. Guirakhoo joined the Company as Senior Vice President, Research and Development in October 2015, and was appointed as Chief Scientific Officer in January 2017. Dr. Guirakhoo has served in senior management and scientific roles within the biotechnology industry with Vaxess Technologies from 2014 to 2015, Hookipa Biotech from 2012 to 2014, Sanofi Pasteur from 2007 to 2012, Acambis, Inc. from 1999 to 2007 and OraVax, Inc. from 1992 to 1999. He earned his Ph.D. in Virology at the Medical University of Vienna, Vienna, Austria, holds a M.Sc. degree in Genetics from the International Institute for Biophysics and Biochemistry of Tehran University, and a B.Sc. degree in Biology from the National University of Iran. He conducted his Post-Doctoral training at the Medical University of Vienna and at the National Centers for Disease Control and Prevention (CDC), Division of Vector-Borne Infectious Diseases. In his scientific career, Dr. Guirakhoo has filed over 90 patent applications and is author/co-author of more than 80 publications, including book chapters, in peer-reviewed journals. In 2014, he was named as one of the 50 Most Influential People in Vaccines.

Security Ownership of CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of June 26, 2020 by (i) each director; (ii) each of the named executive officers listed in the summary compensation table and (iii) all executive officers and directors as a group. No person is known by us to beneficially own more than 5% of our Common Stock. Except as otherwise indicated in footnotes to this table or, where applicable, to the extent authority is shared by spouses under community property laws, to our knowledge, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Common Stock
Amount and Nature
	of Beneficial	Percent
Name of Beneficial Owner	Ownership	of Class (1)
Directors and Executive Officers: (2)(3)	-
Randal Chase	-	*
David A. Dodd	-	*
Farshad Guirakhoo	-	*
Dean G. Kollintzas	-	*
Robert T. McNally	-	*
Mark W. Reynolds	-	*
Harriet L. Robinson	-	*
John N. Spencer, Jr.	-	*
All executive officers and directors as a group (8 persons)	-	*
5% Stockholders:
None	-	-
__________

* Less than 1%

(1)

This table is based upon information supplied by officers and directors, and with respect to beneficial owners, Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 13,834,075 shares of Common Stock outstanding as of June 26, 2020. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of June 26, 2020 are deemed outstanding.

(2)	Except as otherwise indicated, the business address of each director and executive officer listed is c/o GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080.
(3)

As a result of the Company’s reverse stock splits in April 2019 and in January 2020, all beneficial ownership of securities then held by each director and executive officer was either eliminated or reduced to a de minimis number.

Executive Compensation

The tables and disclosures that follow set forth the compensation and certain other information with respect to our “Named Executive Officers”. The Named Executive Officers for 2019 are our principal executive officer, our principal financial officer and our one other most highly compensated executive officer. We do not have any other executive officers. Our Named Executive Officers for 2019 are:

●     David A. Dodd, President and Chief Executive Officer

●     Mark W. Reynolds, Chief Financial Officer

●     Farshad Guirakhoo, Ph.D., Chief Scientific Officer

Summary Compensation Table

The following table sets forth information concerning the total employee compensation earned during 2019 and 2018 by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards (2) ($)		All Other Compensation ($)		Total ($)
David A. Dodd (1)	2019	$250,000	(3)	$-	$-		$917	(8)	$250,914
President and CEO	2018	83,333	(3)	-	73,950	(6)	-		157,283
Mark W. Reynolds	2019	234,392	(4)	-	-		5,625	(8)	240,017
Chief Financial Officer	2018	234,392	(4)	-	13,500	(7)	5,514	(8)	253,406
Farshad Guirakhoo, PhD	2019	250,000	(5)	-	-		21,648	(9)	271,648
Chief Scientific Officer	2018	250,000	(5)	-	11,250	(7)	21,425	(9)	282,675

(1)

On September 1, 2018, Mr. Dodd became our President and CEO. As discussed below under “Director Compensation Plan”, directors who are employees of the Company receive no compensation for their service as directors. The compensation reported in this table for Mr. Dodd therefore reflects only compensation related to his service as President and CEO; compensation for his service as a non-employee director (prior to September 1, 2018) is shown in the “Director Compensation” table below.

(2)

Represents the grant date fair value of the stock options for financial statement reporting purposes. See footnotes 2 and 7 to our consolidated financial statements for the year ended December 31, 2019 for a discussion of the assumptions made and methods used for determining stock compensation values.

(3)	Includes $25,000 and $8,333 paid in cash for 2019 and 2018, respectively; payment of the remainder is deferred. See the discussion under “Employment Agreements” below.
(4)	Includes $140,635 paid in cash for each of 2019 and 2018; payment of the remainder is deferred. See the discussion under “Employment Agreements” below.
(5)	Includes $187,500 paid in cash for each of 2019 and 2018; payment of the remainder is deferred. See the discussion under “Employment Agreements” below.
(6)

Represents the grant date fair value of $61,800 for stock options granted on September 1, 2018 and $14,130 for stock options granted on December 17, 2018. As a result of the Company’s reverse stock splits in April 2019 and in January 2020, as of December 31, 2019, only a negligible number of these options remain outstanding.

(7)

Represents the grant date fair value of stock option grant on December 17, 2018. As a result of the Company’s reverse stock splits in April 2019 and in January 2020, only a negligible number of these options remain outstanding.

(8)	Represents employer matching contributions to the Company’s 401(k) retirement plan.
(9)	Represents $3,648 and $3,425 of employer matching contributions to the Company’s 401(k) retirement plan for 2019 and 2018, respectively, and $18,000 in housing expense allowances for each year.

Employment Agreements

David A. Dodd. Mr. Dodd serves as our President and Chief Executive Officer under an employment agreement dated September 1, 2018. The employment agreement has no specified term. The employment agreement provides for an initial annual salary of $250,000 to Mr. Dodd, subject to periodic increases as determined by the Board. Mr. Dodd is also eligible for an annual bonus, as determined by the Board, with an initial target of 65% of his base salary. No bonus was awarded to Mr. Dodd for 2019 or 2018. Mr. Dodd is eligible for annual grants of additional awards from our equity incentives plans as determined by the Board. Mr. Dodd also is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees. To help conserve the Company’s cash resources, as part of his employment agreement. Mr. Dodd agreed to defer a portion of his base salary, effectively reducing his current annualized salary to $25,000. As of May 31, 2020, Mr. Dodd’s accumulated salary deferral is $393,750.

Mark W. Reynolds. Mr. Reynolds serves as our Chief Financial Officer under an employment agreement dated January 1, 2010 and amended on October 22, 2013. The employment agreement has no specified term. The employment agreement provided for an initial annual salary of $212,600 to Mr. Reynolds, subject to periodic increases as determined by the Compensation Committee. Mr. Reynolds’ current annualized base salary is $234,392. The Board of Directors may also approve the payment of a discretionary bonus annually. Mr. Reynolds is eligible for grants of awards from our equity incentive plans and is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees. In April 2016, to help conserve the Company’s cash resources, Mr. Reynolds agreed to defer a portion of his base salary, effectively reducing his annualized salary from $234,392 to $140,635. As of May 31, 2020, Mr. Reynolds’ accumulated salary deferral is $382,840.

Farshad Guirakhoo, PhD. Dr. Guirakhoo serves as our Chief Scientific Officer under an employment agreement dated October 19, 2015 and amended on December 15, 2015. The employment agreement has no specified term. The employment agreement provided for an initial annual salary of $250,000 to Dr. Guirakhoo, subject to periodic increases as determined by the Compensation Committee. Dr. Guirakhoo’s current annualized base salary is $250,000. The Board of Directors may also approve the payment of a discretionary bonus annually. Dr. Guirakhoo is eligible for grants of awards from our equity incentive plans and is eligible for health insurance and 401(k) benefits at the same level and subject to the same conditions as provided to all other employees. From the date of his initial employment, we have also paid him a monthly housing allowance of $1,500 ($18,000 annually). In July 2017, to help conserve the Company’s cash resources, Dr. Guirakhoo agreed to defer a portion of his base salary, effectively reducing his annualized salary from $250,000 to $187,500. As of May 31, 2020, Dr. Guirakhoo’s accumulated salary deferral is $182,292.

On May 18, 2020, the Company and Dr. Guirakhoo agreed to an amendment to Dr. Guirakhoo’s employment agreement related to Dr. Guirakhoo’s planned relocation to Europe and his acceptance of a position with another company. The Company and Dr. Guirakhoo agreed that he will remain Chief Scientific Officer for the Company and move from working full-time to providing part-time services, working remotely. Beginning June 1, 2020, the Company will continue to pay his salary at his current full annualized rate, recognizing that he will initially devote 2 days per week to Company business, with the other 3 days per week being applied to a reduction of his accrued vacation. Under this arrangement, his accumulated vacation will be exhausted on August 10. At that time, the Company and Dr. Farshad have agreed to mutually agree to the amount of time he will devote to Company business from that date forward and his salary will be adjusted proportionately. Dr. Guirakhoo will continue to be eligible for all Company benefit plans.

Potential Payments Upon Termination or Change-in-Control

Our employment agreement with Mr. Dodd provides that we will pay severance compensation to Mr. Dodd in the event his employment is terminated by the Company without cause or by Mr. Dodd with good reason (as defined in the agreement). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason, then we would pay (a) an amount in cash equal to three times his then base salary and target annual bonus and (b) all stock option grants held by Mr. Dodd will be fully vested. The agreement also addresses his compensation upon termination if there is a change in control (as defined). If we terminate Mr. Dodd’s employment not for cause or he resigns for good reason at any time during the three month period which immediately precedes a change in control (as defined) or during the one year period following a change in control, then we would also pay Mr. Dodd an amount in cash equal to (x) three times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to him, and (y) a tax gross-up payment (if an excise tax is imposed by § 4999 of the Internal Revenue Code or any related interest or penalties are incurred by him).

Our employment agreements with Mr. Reynolds and Dr. Guirakhoo provide that, if we terminate their employment without cause, we will pay a severance payment in the form of monthly payments of base salary for a period equal to one week for each full year of service (13 weeks as of December 31, 2019 for Mr. Reynolds and 4 weeks for Dr. Guirakhoo). Additionally if we terminate Mr. Reynolds or Dr. Guirakhoo’s employment at any time during the three month period which immediately precedes a change in control (as defined in the amended employment agreement) or during the one year period following a change in control, then we would pay an amount in cash equal to (a) two times their then base salary and target annual bonus, (b) two times the cost to provide 401(k) or other deferred compensation or health and welfare benefits to them, (c) full, complete vesting of all stock options, restricted stock grants or other equity or equity-type grants, and (d) a tax gross-up payment (if an excise tax is imposed by §4999 of the Internal Revenue Code or any related interest or penalties are incurred by them). The change of control provision also provides for full and complete vesting of all stock option grants held by them.

Outstanding Equity Awards at Fiscal Year-End

GeoVax has historically awarded stock options to its senior management and other employees, pursuant to the GeoVax Labs, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), the GeoVax Labs, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), and the GeoVax Labs, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan replaced the 2016 Plan, which had replaced the 2006 Plan, and no further grants may be made under the 2006 Plan or the 2016 Plan. The 2020 Plan was adopted by the Board on June 19, 2020 to provide new equity-based and/or incentive awards to selected employees, directors, and independent contractors of the Company or its affiliates. The terms of these awards typically provide for vesting over a defined period of time, generally three years. The options expire if not exercised within ten years from the date of grant. The Company does not have a formula for determining stock option awards. Awards are generally based on the subjective judgment of the President and Chief Executive Officer and on the Compensation Committee’s subjective judgment.

The 2006 Plan, the 2016 Plan, and the 2020 Plan, which we refer to as the “Plans,” each contain provisions that could lead to an accelerated vesting of options or other awards. In the event of certain change-in-control transactions described in the Plans, (i) outstanding options or other awards may be assumed, converted or replaced; (ii) the successor corporation may substitute equivalent options or other awards or provide substantially similar consideration to Plan participants as were provided to stockholders (after taking into account the existing provisions of the options or other awards); or (iii) the successor corporation may replace options or awards with substantially similar shares or other property. In the event the successor corporation (if any) refuses to assume or substitute options or other awards as described (i) the vesting of any or all options or awards granted pursuant to the Plans will accelerate upon the change-in-control transaction, and (ii) any or all options granted pursuant to the Plans will become exercisable in full prior to the consummation of the change-in-control transaction at such time and on such conditions as the Compensation Committee determines. If the options are not exercised prior to the consummation of the change-in-control transaction, they shall terminate at such time as determined by the Compensation Committee. Subject to any greater rights granted to Plan participants under the Plans, in the event of the occurrence of a change-in-control transaction any outstanding options or other awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets. If the Company had experienced a change-in-control event as described in the Plans on December 31, 2019, the value of accelerated options for each Named Executive Officer would be $-0-.

As a result of the Company’s reverse stock splits in April 2019 and in January 2020, there are a total of 11 stock options outstanding as of December 31, 2019 and held by directors and executive officers. The exercise prices range from $26,600 to $50,000 per post-split share. No director or executive officer has options to acquire more than 3 shares in the aggregate.

Director Compensation

The following table sets forth information concerning the compensation earned for service on our Board of Directors during the fiscal year ending December 31, 2019 by each individual who served as a director at any time during the fiscal year.

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Randal D. Chase	34,300	-	-	-	-	-	34,300
David A. Dodd (1)	-	-	-	-	-	-	-
Dean G. Kollintzas	23,400	-	-	-	-	-	23,400
Robert T. McNally	16,500	-	-	-	-	-	16,500
Harriet L. Robinson (1)	-	-	-	-	-	-	-
John N. Spencer, Jr.	39,350	-	-	-	-	-	39,350

(1)

On September 1, 2018, Mr. Dodd became our President and CEO. As discussed below under “Director Compensation Plan” directors who are employees of the Company receive no compensation for their service as directors. The compensation reported in this table for Mr. Dodd therefore reflects only that compensation related to his service as director; his compensation for service as President and CEO is shown in the “Summary Compensation” table above. Dr. Robinson was also an employee of the Company during the entirety of 2019 and received no compensation for her service as a director.

(2)	See “Cash Fees” below for information regarding deferrals of payment of these fees.
(3)

There were no grants of stock options to directors during the year ended December 31, 2019. As a result of the Company’s reverse stock splits in April 2019 and in January 2020, there are a negligible number of stock options outstanding as of December 31, 2019.

Director Compensation Plan. In March 2007, the Board of Directors approved a recommendation from the Compensation Committee for director compensation, which we refer to as the “Director Compensation Plan.” It was subsequently amended in March 2008, December 2009, and in December 2010. The Director Compensation Plan applies only to non-employee directors. Directors who are employees of the Company receive no compensation for their service as directors or as members of committees.

Cash Fees – For 2019, each non-employee director earned an annual retainer (paid quarterly) of $5,000 for service as a member of the Audit Committee and $3,300 for service as a member of the Compensation Committee or the Nominating and Corporate Governance Committee. The Chairman of the Audit Committee earned an annual retainer of $9,000, and the Chairman of each of the Compensation Committee and the Nominating and Corporate Governance Committee earned an annual retainer of $6,000. These retainers were also paid quarterly. Non-employee directors also earned fees for each Board of Directors or Committee meeting attended as follows: $3,000 for in person Board of Directors meetings ($1,500 for telephonic meetings), $1,000 for in person Committee meeting chaired ($750 for telephonic meetings), and $500 for in person Committee meeting attended as a non-chair member ($400 for telephonic meetings). Until his employment as our President and CEO effective September 1, 2018, Mr. Dodd served as our non-employee Chairman of the Board, earning an annual retainer of $30,000 (paid quarterly) and with no additional fees for Board meetings attended, but did earn additional fees for committees on which he served. Subsequent to his employment as our President and CEO, Mr. Dodd is continuing to serve as our Board Chairman, but as an employee he is not entitled to receive additional compensation for his service as a member of the Board.

During 2016, to help conserve the Company’s cash resources, each of our non-employee directors agreed to defer receipt of a portion (at varying levels) of their respective cash fees earned; in January 2017 and continuing through 2019 such deferrals have been 100% for all non-employee directors. As of May 31, 2020, the accumulated deferrals were $103,625 for Mr. Chase, $102,675 for Mr. Dodd, $74,919 for Mr. Kollintzas, $24,000 for Dr. McNally, and $131,700 for Mr. Spencer.

Stock Option Grants –We currently do not have a formula for determining stock option grants to directors (upon their election to the Board of Directors, or otherwise). Such option grants are currently determined by the Board of Directors, upon recommendation by the Compensation Committee based on the Compensation Committee’s annual deliberations and review of the director compensation structure of similar companies. At its meeting in December 2019, upon a recommendation of the Compensation Committee, the Board of Directors determined to defer any decisions concerning stock option grants until after the pending reverse stock split which was to be voted upon by the Company’s stockholders at a meeting held on January 3, 2020. The Board subsequently has not made any further decisions in this regard.

Expense Reimbursement – All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

Our Audit Committee is responsible for reviewing and approving all transactions or arrangements between the Company and any of our directors, officers, principal stockholders or any of their respective affiliates, associates or related persons, other than transactions with officers which are covered by the duties of the Compensation Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will discuss the transaction with management and will consider all relevant facts and circumstances available to it including:

●	whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related person;
●	whether there are demonstrable business reasons for the Company to enter into the transaction;
●	whether the transaction would impair the independence of a non-employee director; and
●

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

These policies are in writing and included in the Company’s minute book.

Our Board of Directors has made the following findings and adopted the following policies (in writing) regarding related person transactions:

●

The Company has not made and will not make loans or loan guarantees on behalf of any director, officer, beneficially owner of more than 5% of our common stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions.

●

The Company has not engaged and will not engage in material transactions with any director, officer, beneficial owner of more than 5% of our common stock, or other person constituting a Promoter, as such term is defined in the NASAA Statement of Policy Regarding Corporate Securities Definitions, except as described below or as otherwise approved by our Audit Committee consistent with the policies and procedures described below.

●	The Company will make any future material affiliated transactions on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties.
●	A majority of the Company’s Audit Committee will approve all future material transactions.
●	The Company’s officers, directors, and counsel will:
o	consider their due diligence and assure that there is a reasonable basis for these representations, and
o	consider whether to embody the representations in the issuer’s charter or bylaws.

Transactions with Related Persons

Other than compensation arrangements for our Named Executive Officers and directors, we describe below each transaction since January 1, 2018, to which we were a party or will be a party, in which the amount exceeds $120,000 (or, if less, 1% of the average of our total assets amount at December 31, 2019 and 2018) and in which any “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) had or will have a direct or indirect material interest. Compensation arrangements for our named executive officers and directors are described above under “Executive Compensation.”

Series E Convertible Preferred Stock and Series G Warrants

On March 5, 2018, we entered into a Securities Purchase Agreement (the “2018 Securities Purchase Agreement”) with Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (collectively, the “Purchasers”), each of which beneficially owned more than 5% of our Common Stock, providing for the issuance and sale to the Purchasers of an aggregate of 600 shares of our Series E Convertible Preferred Stock (the “Series E Preferred Shares”) for gross proceeds to the Company of $600,000. On September 5, 2018, the Company and the Purchasers agreed that the Company would issue the Purchasers an additional 600 Series E Preferred Shares for gross proceeds of $600,000.

The Series E Preferred Shares do not have voting rights except as required by law and are not entitled to a dividend. When issued, the Series E Conversion Shares (as defined below) will have the voting rights afforded to all shares of Common Stock. The Series E Preferred Shares have a liquidation preference equal to the initial purchase price. The Series E Preferred Shares may be converted at any time at the option of the Purchasers into shares of our Common Stock (subject to certain limitations set forth in the Certificate of Designation) (the “Series E Conversion Shares”) at a conversion price (initially $80,000 per share) as defined by the Certificate of Designation which authorized the Series E Convertible Preferred Stock (the “Series E Conversion Price”). The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances, reduce the Series E Conversion Price on several future dates according to a formula based on the then-current market price for our common stock. Effective with the second issuance of Series E Preferred Shares to the Purchasers on September 5, 2018, the Series E Conversion Price was reduced to $25,400 per share. No holder of Series E Preferred Shares may convert the Series E Preferred Shares if such conversion would cause such holder’s beneficial ownership of Common Stock to exceed 9.99%. On February 18, 2019 all outstanding Series E Preferred Shares (1,200 shares) were exchanged for our Series F Convertible Preferred Stock, as described below.

Pursuant to the 2018 Securities Purchase Agreement, on September 5, 2018 the Purchasers were also issued Series G Common Stock Purchase Warrants (the “Series G Warrants”), to purchase shares of our Common Stock.  The Series G Warrants were originally issued for the purchase of up to 47,169,812 shares of our Common Stock in the aggregate with an exercise price of $0.02544 per share. Subsequent to the reverse stock splits of our Common Stock in April 2019 and in January 2020, the Series G Warrants were automatically adjusted such that they are now for the purchase of 48 shares of our Common Stock in the aggregate with an exercise price of $25,440 per share. The Series G Warrants are fully exercisable and have a term equal to 3 years from the date of issuance. The Series G Warrants contain anti-dilution and price adjustment provisions, which may, under certain circumstances reduce the exercise price to match if we sell or grant options to purchase, including rights to reprice, our common stock or common stock equivalents at a price lower than the exercise price of the Series G Warrants, or if we announce plans to do so.

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Term Promissory Notes and Series H Warrants

On December 27, 2018, we entered into an agreement with the Purchasers, each of which beneficially owned more than 5% of our Common Stock pursuant to which we issued two Term Promissory Notes (“Notes”) and Series H Common Stock Purchase Warrants (“Series H Warrants”) to the Purchasers in exchange for aggregate gross proceeds of $250,000. The non-interest-bearing Notes were initially due on January 22, 2019 but were subsequently extended and then cancelled pursuant to our issuance of Series F and Series G Convertible Preferred Stock as described below.

The Series H Warrants were originally issued for the purchase of up to 10,000,000 shares of our Common Stock in the aggregate with an exercise price of $0.025 per share. Subsequent to the reverse stock splits of our Common Stock in April 2019 and in January 2020, the Series H Warrants were automatically adjusted such that they are now for the purchase of 217,392 shares of our Common Stock in the aggregate with an exercise price of $1.15 per share. The Series H Warrants are fully exercisable and have a term equal to three years from the date of issuance. The Series H Warrants contain anti-dilution and price adjustment provisions, which may, under certain circumstances reduce the exercise price to match if we take specified actions which involve share prices for our common stock or common stock equivalents at a price lower than the exercise price of the Series H Warrants, or if the Company effects certain changes to its outstanding capital stock.

Series F Convertible Preferred Stock

On February 18, 2019, we entered into Exchange Agreements (the “February Exchange Agreements”) with the Purchasers pursuant to which the Purchasers exchanged an aggregate of 1,563.146 shares of our Series C Convertible Preferred Stock (“Series C Preferred Shares”), for which the Purchasers paid $1,000 per share, and 1,200 shares of our Series E Convertible Preferred Stock (“Series E Preferred Shares”), for which the Purchasers paid $1,000 per share, held by them for an aggregate of 2,763.146 shares of our Series F Convertible Preferred Stock (“Series F Preferred Shares” and such transaction, the “February Exchange”). Upon consummation of the February Exchange, the shares of Series C Preferred Shares and Series E Preferred Shares subject to the February Exchange were cancelled and no Series C Preferred Shares or Series E Preferred Shares remain outstanding. The February Exchange Agreements also extended the maturity date of the Notes, dated December 27, 2018, made by the Company in favor of the Purchasers to June 22, 2019.

The Series F Preferred Shares do not have voting rights except as required by law and are not entitled to a dividend. When issued, the Series F Conversion Shares (as defined below) will have the voting rights afforded to all shares of Common Stock. The Series F Preferred Shares have a liquidation preference equal to the initial purchase price. The Series F Preferred Shares may be converted at any time at the option of the Purchasers into that number of shares of Common Stock (subject to certain limitations set forth in the Certificate of Designation) (the “Series F Conversion Shares”) determined by dividing the stated value of the Series F Preferred Shares by the conversion price, which is equal to the lesser of (i) $15,000 per share and (ii) 90% of the volume weighted average price of the Common Stock immediately preceding the delivery of a notice of conversion. If the Series F Conversion Shares are not delivered within two trading days of the conversion date selected by the holder of Series F Preferred Shares, such holder shall be entitled to liquidated damages and to rescind the conversion. The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances reduce the conversion price on several future dates according to a formula based on the then-current market price for the Common Stock. No holder of Series F Preferred Shares may convert the Series F Preferred Shares if such conversion would cause such holder’s beneficial ownership of Common Stock to exceed 9.99%.

Between March 19 and July 10, 2019, the Purchasers converted 506.6122 Series F Preferred Shares into an aggregate of 191 shares of our Common Stock, and on July 17, 2019, all remaining outstanding Series F Preferred Shares (2,256.5338 shares) were exchanged for our Series H Convertible Preferred Stock, as described below.

Series G Convertible Preferred Stock and Series I Warrants

On February 25, 2019, we entered into a Securities Purchase Agreement (the “February Securities Purchase Agreement”) with the Purchasers providing for the issuance and sale to the Purchasers of an aggregate of up to 1,000 shares of our Series G Convertible Preferred Stock (the “Series G Preferred Shares”) and related warrants for gross proceeds of up to $1.0 million, to be funded at up to three different closings. At the first closing on February 25, 2019, we issued 500 Series G Preferred Shares and related warrants in exchange for the payment by the Purchasers of $250,000 in the aggregate, plus the cancellation by them of Term Notes due to them from the Company in the aggregate amount of $250,000. At the second and third closings, which occurred on April 26 and June 19, 2019, we issued an aggregate of 500 additional shares of Series G Preferred Stock and related warrants in exchange for the payment by the Purchasers of a total of $500,000.

The Series G Preferred Shares do not have voting rights except as required by law and are not entitled to a dividend. When issued, the Series G Conversion Shares (as defined below) will have the voting rights afforded to all shares of Common Stock. The Series G Preferred Shares have a liquidation preference equal to the initial purchase price. The Series G Preferred Shares may be converted at any time at the option of the Purchasers into that number of shares of Common Stock (subject to certain limitations set forth in the Certificate of Designation) (the “Series G Conversion Shares”) determined by dividing the stated value of the Series G Preferred Shares by the conversion price, which is equal to the lesser of (i) $15,000 per share and (ii) 90% of the volume weighted average price of the Common Stock immediately preceding the delivery of a notice of conversion. If the Series G Conversion Shares are not delivered within two trading days of the conversion date selected by the holder of Series G Preferred Shares, such holder shall be entitled to liquidated damages and to rescind the conversion. The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances reduce the conversion price on several future dates according to a formula based on the then-current market price for the Common Stock. No holder of Series G Preferred Shares may convert the Series G Preferred Shares if such conversion would cause such holder’s beneficial ownership of Common Stock to exceed 9.99%. On July 17, 2019, all outstanding Series G Preferred Shares (1,000 shares) were exchanged for our Series H Convertible Preferred Stock, as described below.

Pursuant to the February Securities Purchase Agreement, at each closing each Purchaser was issued a Series I Common Stock Purchase Warrant (“Series I Warrants”), to purchase up to a number of shares of the Company’s Common Stock equal to 100% of the Series G Conversion Shares underlying the Series G Preferred Shares issued to such Purchaser for cash. The Series I Warrants were originally issued for the purchase of up to 33,333,332 shares of our Common Stock in the aggregate with an exercise price of $0.015 per share. Subsequent to the reverse stock splits of our Common Stock in April 2019 and in January 2020, the Series I Warrants were automatically adjusted such that they are now for the purchase of 48 shares of our Common Stock in the aggregate with an exercise price of $15,000 per share. The Series I Warrants are exercisable six months from the issuance date and have a term of exercise equal to five years from the date they first become exercisable. The Series I Warrants contain anti-dilution and price adjustment provisions, which may, under certain circumstances reduce the exercise price to match if we take specified actions which involve share prices for our common stock or common stock equivalents at a price lower than the exercise price of the Series I Warrants, or if we announce plans to do so. The number of shares subject to Series I Warrants will also increase so that the aggregate exercise price remains the same for each Series I Warrant.

Series H Convertible Preferred Stock

On July 17, 2019, we entered into Exchange Agreements (the “July Exchange Agreements”) with the Purchasers pursuant to which the Purchasers exchanged an aggregate of 2,256.5338 Series F Preferred Shares, for which the Purchasers paid $1,000 per share, and 1,000 Series G Preferred Shares, for which the Purchasers paid $1,000 per share, held by them for an aggregate of 3,256.5338 shares of our Series H Convertible Preferred Stock (“Series H Preferred Shares” and such transaction, the “July Exchange”). Upon consummation of the July Exchange, the Series F Preferred Shares and Series G Preferred Shares subject to the July Exchange were cancelled and no Series F Preferred Shares or Series G Preferred Shares remain outstanding.

The Series H Preferred Shares do not have voting rights except as required by law and are not entitled to a dividend. When issued, the Series H Conversion Shares (as defined below) will have the voting rights afforded to all shares of Common Stock. The Series H Preferred Shares have a liquidation preference equal to the initial purchase price. The Series H Preferred Shares may be converted at any time at the option of the Purchasers into that number of shares of Common Stock (subject to certain limitations set forth in the Certificate of Designation) (the “Series H Conversion Shares”) determined by dividing the stated value of the Series H Preferred Shares by the conversion price, which is equal to the lesser of (i) $15,000 per share and (ii) 80% of the lowest volume weighted average price of the Common Stock during the ten trading days immediately preceding the delivery of a notice of conversion. If the Series H Conversion Shares are not delivered within two trading days of the conversion date selected by the holder of Series H Preferred Shares, such holder shall be entitled to liquidated damages and to rescind the conversion. The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances reduce the conversion price on several future dates according to a formula based on the then-current market price for the Common Stock. No holder of Series H Preferred Shares may convert the Series H Preferred Shares if such conversion would cause such holder’s beneficial ownership of Common Stock to exceed 4.99% (or 9.99%, if elected by such holder prior to the issuance of any shares of its Series H Preferred Shares). A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

Between July 18, 2019 and March 6, 2020, the Purchasers converted 3,256.5338 Series H Preferred Shares into an aggregate of 9,690,097 shares of our Common Stock, and there are no Series H Preferred Shares remaining outstanding.

Series I Convertible Preferred Stock

On July 24, 2019, we entered into a Securities Purchase Agreement (the “July Securities Purchase Agreement”) with the Purchasers providing for the issuance and sale to the Purchasers of an aggregate of 700 shares of our Series I Convertible Preferred Stock (the “Series I Preferred Shares”) for gross proceeds of $700,000.

The Series I Preferred Shares do not have voting rights except as required by law and are not entitled to a dividend. When issued, the Series I Conversion Shares (as defined below) will have the voting rights afforded to all shares of Common Stock. The Series I Preferred Shares have a liquidation preference equal to the initial purchase price. The Series I Preferred Shares may be converted at any time at the option of the Purchasers into that number of shares of Common Stock (subject to certain limitations set forth in the Certificate of Designation) (the “Series I Conversion Shares”) determined by dividing the stated value of the Series I Preferred Shares by the conversion price, which is equal to the lesser of (i) $15,000 per share and (ii) 80% of the lowest volume weighted average price of the Common Stock during the ten trading days immediately preceding the delivery of a notice of conversion. If the Series I Conversion Shares are not delivered within two trading days of the conversion date selected by the holder of Series I Preferred Shares, such holder shall be entitled to liquidated damages and to rescind the conversion. The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances reduce the conversion price on several future dates according to a formula based on the then-current market price for the Common Stock. No holder of Series I Preferred Shares may convert the Series I Preferred Shares if such conversion would cause such holder’s beneficial ownership of Common Stock to exceed 4.99% (or 9.99%, if elected by such holder prior to the issuance of any shares of its Series I Preferred Shares). A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

Between March 6, 2020 and March 18, 2020, the Purchasers converted 700 Series I Preferred Shares into an aggregate of 4,087,412 shares of our Common Stock, and there are no Series I Preferred Shares remaining outstanding.

Series J Convertible Preferred Stock

On January 24, 2020, we entered into a Securities Purchase Agreement (the “January Securities Purchase Agreement”) with the Purchasers providing for the issuance and sale to the Purchasers of an aggregate of 300 shares of our Series J Convertible Preferred Stock (the “Series J Preferred Shares”) for gross proceeds of $300,000.

The Series J Preferred Shares do not have voting rights except as required by law and are not entitled to a dividend. When issued, the Series J Conversion Shares (as defined below) will have the voting rights afforded to all shares of Common Stock. The Series J Preferred Shares have a liquidation preference equal to the initial purchase price. The Series J Preferred Shares may be converted at any time at the option of the Purchasers into that number of shares of Common Stock (subject to certain limitations set forth in the Certificate of Designation) (the “Series J Conversion Shares”) determined by dividing the stated value of the Series J Preferred Shares by the conversion price, which is equal to the lesser of (i) $2.00 per share and (ii) 80% of the lowest volume weighted average price of the Common Stock during the ten trading days immediately preceding the delivery of a notice of conversion. If the Series J Conversion Shares are not delivered within two trading days of the conversion date selected by the holder of Series J Preferred Shares, such holder shall be entitled to liquidated damages and to rescind the conversion. The Certificate of Designation contains price adjustment provisions, which may, under certain circumstances reduce the conversion price on several future dates according to a formula based on the then-current market price for the Common Stock. No holder of Series J Preferred Shares may convert the Series J Preferred Shares if such conversion would cause such holder’s beneficial ownership of Common Stock to exceed 4.99% (or 9.99%, if elected by such holder prior to the issuance of any shares of its Series J Preferred Shares). A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

PROPOSAL 2
TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO IMPLEMENT A REVERSE STOCK SPLIT

The Board has unanimously approved, and is seeking stockholder approval of, a proposal to permit the Board (in the event it is deemed by the Board to be advisable) to file a Certificate of Amendment to our Certificate of Incorporation, in substantially the form set forth in Annex A to this Proxy Statement, to effect a reverse stock split of our issued and outstanding Common Stock, $0.001 par value, at a ratio within the range of 1-for-10 to 1-for-40, as selected by the Board. The Board has determined that the amendment is advisable and in the best interests of the Company and our stockholders and recommends that our stockholders approve the amendment. The text of Annex A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to implement a reverse stock split at an authorized ratio selected by the Board.

If you approve the reverse stock split, you will be approving a specified range of ratios and authorizing the Board to select, in its sole discretion, which of those ratios is appropriate. The Board would effect the reverse stock split by filing the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware at any time after approval of the amendment pursuant to which, as appropriate, the specified number of shares of our outstanding Common Stock would be combined into one share of our Common Stock. If the reverse stock split is approved and implemented, we will not reduce the number of authorized shares of our Common Stock.

If the reverse stock split is effected, there will be a proportionate decrease in the number of shares of Common Stock that each share of our several series of outstanding preferred stock may be converted into.

The Board intends to effect the reverse stock split only in connection with the listing of the Company’s Common Stock on Nasdaq as further discussed below. The reverse stock split will provide for meeting minimum Nasdaq requirements for listing (such as a minimum stock price of $4.00). The Board reserves the right to elect not to proceed with, and to abandon, the reverse stock split if it determines, in its sole discretion, that the reverse stock split is not in the Company’s best interests or that of the Company’s stockholders.

Purposes of the Reverse Stock Split

The Board anticipates that a public offering is likely and would be in the best interests of the Company and stockholders as it would finance our operations and may provide substantially more liquidity for our stockholders. Investment bankers have advised us that as a condition to completing our public offering, we will need to list our shares on the Nasdaq Capital Market (“Nasdaq”). Nasdaq has several quantitative listing criteria that companies must satisfy in order for their shares to be listed, including a minimum bid price per share of $4.00. Our Common Stock, which currently trades on the OTCQB market under the symbol “GOVX”, could not presently qualify for listing on Nasdaq because its price is below minimum requirements of Nasdaq. A reverse stock split, by raising our Common Stock sale price, will be intended to remove this impediment to listing with Nasdaq. The timing of such public offering would be determined by the Board subject to satisfactory conditions necessary to for its successful completion. At the appropriate time, by amending our Certificate of Incorporation and thereby effecting the reverse stock split, the Company anticipates that it would be able to satisfy the stock price condition for listing on Nasdaq, and if it satisfies all of the other listing criteria, proceed with a public offering, satisfy its financing needs and provide more liquidity for our stockholders. The selection of the final reverse split ratio (within the approved range) will be made based on optimizing the price of our Common Stock vis-à-vis confidently meeting the Nasdaq requirements, and may not be near the upper end of the approved range.

Immediately following the completion of the reverse stock split, the number of shares of Common Stock issued and outstanding would be reduced proportionately based on the reverse stock split ratio, as determined by the Board. A reverse stock split by a publicly traded company reduces the number of shares outstanding but leaves the market capitalization of the company the same, which results in an increase in the price per share of the company’s stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares, so the per share price of the stock will be higher. The main goal of the increase in market price is to allow the Company to meet the $4 minimum bid price requirement of Nasdaq. However, there is no assurance that our minimum bid price following the reverse stock split would equal or exceed Nasdaq’s minimum bid price requirement, and we could fail to be listed on Nasdaq, nor is there any assurance that once listed on Nasdaq that we will be able to maintain Nasdaq’s minimum bid price and remain listed on Nasdaq.

On June 26, 2020, the Company entered into a Securities Purchase Agreement pursuant to which Cavalry Fund I LP (“Cavalry”) and certain other accredited investors (the “Other Purchasers”) agreed to lend the Company $1,050,000 in return for the Company’s senior secured convertible promissory notes in the aggregate principal amount of $1,200,000 (the “Bridge Financing”). Amounts due on the notes are secured by most of the assets of the Company and its subsidiaries. The Securities Purchase Agreement also provided for the issuance by the Company of warrants to purchase shares of the Company’s Common Stock to Cavalry and the Other Purchasers in connection with the Bridge Financing, which warrants are exercisable immediately and have a term of exercise equal to five (5) years at an exercise price of $0.50 per share, subject to adjustment. The Bridge Financing closed on June 26, 2020. The terms of the Bridge Financing provide that, under certain circumstances and conditions, Cavalry and the Other Purchasers will convert their promissory notes into equity securities of the Company in connection with a public offering. It is likely that we will not be able to repay all or a portion of the outstanding Bridge Financing if we do not consummate a public offering or have other sources of funding.

Additionally, the Board believes that, in the future, implementation of the reverse stock split may help us to:

●	continue to finance the Company until it can generate positive cash flow;
●	if we successfully list on Nasdaq, increase our visibility, encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus improve liquidity;
●	create a capital structure that better reflects a potentially profitable company;
●	better match the number of shares outstanding with the size of the Company in terms of market capitalization, stockholders’ equity, operations and potential earnings;
●	facilitate higher levels of institutional stock ownership where investment policies generally prohibit investments in lower-priced securities.

Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the possible higher market price resulting from the reverse stock split may, to some extent, reduce the negative effects on the marketability and liquidity of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above.

The Board believes that the potential positive effects of a reverse stock split can outweigh the potential negative effects and intends to implement the proposed split only if they conclude that to be the case. In making that evaluation the Board will take into account various negative factors including: (i) the negative perception of reverse stock splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; (iii) the number of record holders who will own odd lots (less than 100 shares) and round lots (100 shares is a “round lot”) after the reverse stock split; and (iv) the costs associated with implementing a reverse stock split. The effect of the reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that a reverse stock split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price, which depends on many factors.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-10 and not more than 1-for-40, as determined by our Board in its sole discretion. Our Board believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of our stockholders because it provides our Board with the flexibility to achieve the desired results of the reverse stock split and because it is not possible to predict market conditions at the time the reverse stock split would be implemented.

Our Board would carry out a reverse stock split only upon its determination that a reverse stock split would be in the best interests of our stockholders at that time. Our Board would then set the ratio for the reverse stock split in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the reverse stock split is to be implemented. The selection of the final reverse split ratio (within the approved range) will be made based on optimizing the price of our Common Stock vis-à-vis confidently meeting the Nasdaq requirements, and may not be near the upper end of the approved range. In determining the ratio, following receipt of stockholder approval, our Board may consider, among other things:

●	the historical and projected performance of our Common Stock;
●	the potential devaluation of the Company’s market capitalization as a result of a reverse stock split;
●	prevailing market conditions;
●	general economic and other related conditions prevailing in our industry and in the marketplace;
●	the projected impact of the selected reverse stock split ratio on trading liquidity in our Common Stock and our ability to list our Common Stock on Nasdaq;
●	our capitalization (including the number of shares of our Common Stock issued and outstanding); and
●	the prevailing trading price for our Common Stock and the volume level thereof.

Effect of the Reverse Stock Split on Holders of Common Stock

If the reverse split is implemented, each stockholder will own a reduced number of shares of our Common Stock with such number of shares dependent on the ratio selected by the Board. For example, if the Board approves of a 1-for-1000 reverse split, a stockholder owning 10,000 shares of Common Stock prior to such reverse stock split would hold 10 shares of Common Stock following such reverse stock split. The higher the ratio, the greater the reduction of related shares each stockholder, post reverse stock split, will experience.

The reverse stock split will be realized simultaneously and uniformly for all holders of our Common Stock and will not affect any stockholder’s percentage ownership interest in our Company. The actual number of shares of common stock issued and outstanding after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio.

Record Holders -- Our stockholders of record hold their shares in certificated form, direct registration system (“DRS”) form, book-entry form or some combination of certificated, DRS and book-entry form. If the reverse stock split is implemented, all stockholders of record will receive a transmittal letter from our transfer agent, American Stock Transfer & Trust Company, who we expect to act as our exchange agent if the reverse stock split is implemented. The letter of transmittal will contain instructions on how to surrender your certificates, if any, representing your shares of our pre-split Common Stock to American Stock Transfer & Trust Company, as well as certain other necessary information. Expenses incurred by us with respect to the exchange of shares held of record, including but not limited to expenses arising from the exchange of shares held in DRS and book-entry form, will be borne by GeoVax.

Beneficial Holders -- Upon the effectiveness of the reverse stock split, shares held by stockholders in “street name,” through a bank, broker or other nominee, will be treated in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to implement the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than those that apply to registered stockholders for processing the reverse stock split and treatment of fractional share interests. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Fractional Share Interests -- We do not intend to issue fractional shares in connection with or as a result of the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. If the reverse stock split is approved and effected, stockholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the reverse stock split ratio will be rounded up to the nearest whole share. We do not expect that the rounding up of fractional shares will materially affect our number of record holders.

We do not intend for the reverse stock split to constitute, or be the first step in, a series of plans or proposals for, a “going private” transaction pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the reverse stock split, we intend for our Common Stock to remain registered under the Exchange Act and to continue to comply with the reporting requirements of such Act.

Effect of the Reverse Stock Split on Options, Warrants, and Convertible Preferred Stock

If the reverse stock split is approved and effected, proportionate adjustments, based upon the reverse stock split ratio, will be made to the per share exercise price and the number of shares of common stock issuable upon the exercise or conversion of all outstanding options, warrants and convertible preferred stock entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid pursuant to such options and warrants upon exercise, and approximately the same proportionate number of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares of Common Stock reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio.

Authorized Shares

If and when the Board elects to effect the reverse stock split, we will not reduce the number of authorized shares of common stock in proportion to the reverse stock split ratio. Therefore, upon effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding will increase substantially because the proposed reverse stock split will not reduce the number of authorized shares, while it will reduce the number of outstanding shares.

If and when the Board elects to effect the reverse stock split, we will not also reduce the number of authorized shares of preferred stock. As of the Record Date, we have 10,000,000 shares of preferred stock authorized and this amount will not be changed as a result of the potential reverse stock split

CUSIP Number

If the proposed reverse stock split is implement, our Common Stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number. Until a potential listing on an exchange, such as Nasdaq, we expect that our Common Stock would continue to be reported on the OTCQB Market under the symbol “GOVX” (although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

Procedure for Implementing the Reverse Stock Split

If the reverse stock split is approved by the stockholders and the Board implements the reverse stock split, the reverse stock split would become effective at such time as the amendment to our Certificate of Incorporation, the form of which is attached hereto as Annex A, is filed with the Secretary of State of Delaware. Following the reverse stock split, each certificate representing shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split. The number of shares of Common Stock the Company is authorized to issue will not be reduced.

Accounting Matters

The reverse stock split will not affect the par value of our Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to our Common Stock on our balance sheet will be reduced proportionally based on the reverse stock split ratio effected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Common Stock will be restated in future financial statements to give retroactive effect to the reverse stock split, as there will be fewer shares of our Common Stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to implement the reverse stock split, and we will not independently provide stockholders with any such rights.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to stockholders. It addresses only the tax consequences to a United States holder that holds the pre-reverse stock split shares and post-reverse stock split shares as capital assets (generally, property held for investment). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in United States federal income tax consequences that may differ from those discussed below. This discussion is a summary for general information purposes only and does not address all aspects of United States federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, but not limited to, (i) banks, insurance companies, or other financial institutions; (ii) regulated investment companies; (iii) broker-dealers; (iv) tax-exempt entities; (v) traders in securities that elect to use the mark-to-market method of accounting; (vi) persons holding Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (vii) persons who acquired Common Stock in connection with employment or the performance of services; and (viii) stockholders subject to the alternative minimum tax. We have not sought any ruling from the Internal Revenue Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Internal Revenue Service will agree with such statements and conclusions. In addition, this summary of certain United States federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; (iii) an estate the income of which is subject to federal income tax regardless of its source; or (iv) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding Common Stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the reverse stock split.

The reverse stock split should be treated as a recapitalization under Section 368(a)(1)(E) of the Code for United States federal income tax purposes. Therefore, no gain or loss will be recognized by a stockholder on account of the reverse stock split. The aggregate tax basis in the Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis in the Common Stock surrendered, and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Proxy Statement is limited in scope and not intended or written to be used, and cannot be used, by such holder for the purpose of (i) avoiding penalties that may be imposed on such holder under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed in this communication; (b) any such discussion has been included to support the marketing or promotion of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

Vote Required and Board’s Recommendation

The presence, in person or represented by proxy, and affirmative vote at the Annual Meeting, of a majority in voting power of the outstanding shares entitled to vote at the Annual Meeting is required for approval of this proposal. Abstentions will have the effect of a vote against the proposal, and broker non-votes will not be counted as a vote in favor of or a vote against the proposal. If you sign and submit your proxy card without properly marking your voting instructions, your shares will be voted “FOR” this proposal.

The Board unanimously recommends a vote “FOR” approval of this Proposal to grant the Board authority to amend our Certificate of Incorporation to effect a reverse stock split at a ratio within the range of 1-for-10 to 1-for-40.

Proposal 3
Ratification of Appointment of
Independent Registered Public Accounting Firm

Effective October 1, 2019, the Company’s then independent registered public accounting firm, Porter Keadle Moore, LLC (“PKM”), combined its practice (the “Practice Combination”) with Wipfli LLP (“Wipfli”). As a result of the Practice Combination, PKM effectively resigned as the Company's independent registered public accounting firm and Wipfli, as the successor to PKM following the Practice Combination, was engaged as the Company's independent registered public accounting firm. The Company's Audit Committee was notified of the Practice Combination and the effective resignation of PKM and ratified and approved the engagement of Wipfli. The resignation of PKM was the result of the Practice Combination and not the result of any disagreements with the Company. Prior to the Practice Combination, PKM had served as the independent registered public accounting firm of the Company since 2005.

The Audit Committee has appointed Wipfli to serve as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2020. Wipfli is considered by the Audit Committee and management to be well qualified.

Principal Accountant Fees and Services

The aggregate fees billed for the services rendered to us by Wipfli and PKM for the years ended December 31, 2019 and 2018, respectively, were as follows:

	2019	2018
Audit Fees (1)	$105,090	$103,500
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$105,090	$103,500

__________________

(1)

Audit Fees for 2019 and 2018 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements, review of our Annual Report on Form 10-K, and review of our interim financial statements and Quarterly Reports on Form 10-Q.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by our independent auditors (the “Policy”) prior to the engagement of the independent auditors with respect to such services. Under the Policy, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. In each case, the Audit Committee considers whether the provision of such services would impair the independent auditor’s independence. All services provided by our independent auditors in fiscal 2019 and 2018 were pre-approved by the Audit Committee.

Stockholder ratification of the Audit Committee’s selection of Wipfli as our independent registered public accounting firm for the year ending December 31, 2020 is not required by our Bylaws, or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of Wipfli to our stockholders for ratification. The selection will be ratified if a majority of the votes cast at the Annual Meeting on the proposal vote in favor. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of either proposal. If the selection of Wipfli as our independent registered public accounting firm for the year ending December 31, 2020 is not ratified, the matter will be referred to the Audit Committee for further review.

Representatives of Wipfli are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF WIPFLI LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF GEOVAX LABS INC. FOR FISCAL 2020.

Report of the Audit Committee

The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company’s financial reporting process. The Audit Committee consists of three directors, each of whom are independent in accordance with the criteria of independence set forth in Section 301(3)(B) of the Sarbanes-Oxley Act of 2002 and operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. The Audit Committee charter is available on our web site at http://www.geovax.com.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2019 with management and the Company’s independent public accountants; (ii) discussed with the Company’s independent public accountants the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission; (iii) received and reviewed the written disclosures and letter from the Company’s independent public accountants as required by the Public Company Accounting Oversight Board regarding the independent accountants’ independence; and (iv) discussed with the Company’s independent public accountants their independence from the Company.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit professional services rendered by Wipfli LLP, as discussed above and disclosed elsewhere in this Proxy Statement, is compatible with maintaining their independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

John N. Spencer, Jr., Chairman

Randal D. Chase

Dean G. Kollintzas

Proposal 4
Advisory Vote: Approval of the Compensation
of our Named Executive Officers

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer, but rather the overall compensation of all of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future. Our Board of Directors and Compensation Committee value the opinion of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In general, the Company operates in a marketplace where competition for talented executives is intense and significant. The biopharmaceutical industry is highly competitive and includes companies with far greater resources than ours. We are engaged in the long-term development of drug candidates without the benefit of significant current product revenues, and therefore our operations involve a high degree of risk and uncertainty. This level of risk and uncertainty may make it difficult to attract and retain talented executives. Nevertheless, continuity of personnel across multi-disciplinary functions is critical to the success of our business. Furthermore, since we have relatively few employees, each must perform a broad scope of functions, and there is very little redundancy in skills.

The three primary compensation elements used for executive officers are base salary, cash bonus, and stock option awards.

Base Salary

The Compensation Committee and the Board of Directors seek to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Base salaries provide our executive officers with a degree of financial certainty and stability and also reward individual achievements and contributions.

Cash Bonus

Annual cash incentive awards motivate our executive officers to contribute toward the achievement of corporate goals and objectives. Generally, every employee is eligible to earn an annual cash incentive award, promoting alignment and pay-for-performance at all levels of the organization. The Company does not have a formalized cash incentive award plan, and awards are based on the subjective recommendation of the President and Chief Executive Officer (except as to the President and Chief Executive Officer’s cash bonus) and on the Compensation Committee’s subjective judgment.

Stock Option Awards

Stock option awards are a fundamental element in the Company’s executive compensation program because they emphasize long-term performance, as measured by creation of stockholder value, and align the interests of our stockholders and management. In addition, the Compensation Committee believes they are crucial to a competitive compensation program for executive officers, and they act as a powerful retention tool. In its current pre-commercial state, the Company is still facing a significant level of risk, but with the potential for a high reward over a period of time, and therefore the Compensation Committee believes that stock incentive awards are appropriate for executive officers. These awards are provided through initial grants at or near the date of hire and through subsequent, periodic grants. The initial grant is typically larger than subsequent, periodic grants and is intended to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Subsequent periodic stock option awards may be granted to reflect each executive officer’s ongoing contributions to the Company, to create an incentive to remain at the Company, and to provide a long-term incentive to achieve or exceed our corporate goals and objectives. The Company does not have a formula for determining stock option awards. Awards are generally based on the subjective recommendation of the President and Chief Executive Officer and on the Compensation Committee’s subjective judgment. The Compensation Committee does not typically give much weight to the overall levels of stock and stock options owned by the Company’s executive officers and directors. The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for the Company’s executive officers.

We currently include solicitation of the say-on-pay vote at each annual meeting of stockholders. At our last annual meeting of stockholders held on June 14, 2018, the say-on-pay proposal was approved.

We believe that the executive compensation information provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support the success of our business. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the proxy statement for the Company’s 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5
ADVISORY VOTE: THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are also seeking the input of our stockholders on the frequency with which we will hold non-binding, advisory votes on the compensation of our Named Executive Officers. In voting on this proposal, stockholders are provided with four choices. Stockholders may indicate their preference as to whether the advisory vote on the compensation of our Named Executive Officers should occur once every (a) one year, (b) two years or (c) three years; or the stockholders may abstain from voting on this proposal. After careful consideration, it is the opinion of the Board of Directors that the frequency of the stockholder vote on the compensation of our Named Executive Officers should be every third year. We view the manner in which we compensate our Named Executive Officers as an essential part of our strategy for achieving success. We believe that a vote on the compensation of our Named Executive Officers should be conducted every third year so that stockholders may periodically express their views on our executive compensation program. The Company and the Compensation Committee, which is responsible for designing and administering our executive officer compensation program, values the opinions expressed by stockholders and will consider the outcome of the vote on the compensation of our Named Executive Officers in making decisions on executive compensation. While the Board recommends a triennial vote, stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being provided with the opportunity to cast a non-binding, advisory vote on whether the stockholder advisory vote on the compensation of our Named Executive Officers should occur once every (a) one year, (b) two years or (c) three years, or to abstain from voting on the matter.

As an advisory vote, this proposal is not binding on the Company, the Compensation Committee or the Board of Directors. Notwithstanding the advisory nature of the vote on this proposal, the Board of Directors values the opinions expressed by stockholders and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes on the compensation of our Named Executive Officers. The frequency receiving the greatest number of votes cast – one year, two years or three years – will be deemed by us as the frequency that has been recommended by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “THREE YEARS” ON THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 6
TO Adjourn the ANNUAL Meeting, if Necessary,
TO SOLICIT ADDITIONAL PROXIES FOR THE REVERSE STOCK SPLIT PROPOSAL

General

The Company is asking its stockholders to vote on a proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies for the proposal to effect a reverse stock split.

Purpose of this Proposal

As discussed above, the Board recommends a vote “FOR” the reverse stock split proposal. In order to implement the reverse stock split, GeoVax is required under Delaware law to obtain the affirmative vote of a majority of all votes entitled to be cast on that proposal. While we hope to have an approval vote by a majority of all votes entitled to be cast on the reverse stock split at the Annual Meeting, it is possible we will not have sufficient votes to do so at the meeting. If we do not have sufficient votes for the reverse stock split proposal to pass, we could adjourn the Annual Meeting, solicit and obtain additional votes and reconvene the Annual Meeting.

Vote Required

The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this proposal. Abstentions will have the effect of negative votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES FOR THE REVERSE STOCK SPLIT PROPOSAL.

Other Matters

Stockholder Proposals

Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next Annual Meeting of Stockholders to be held in 2021 must be received by us on or before March 8, 2021. Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy statement and proxy in 2021. Stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after March 8, 2021. If a stockholder proposal received after March 8, 2021 is considered at the Annual Meeting, the appointed proxies will have discretionary authority to vote on the matter. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements, even if it was not discussed in this Proxy Statement.

Notice of intention to present a proposal at the 2021 Annual Meeting of Stockholders should be addressed to Corporate Secretary, GeoVax Labs, Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080.

Availability of Annual Report

GeoVax’s Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K including the Company’s audited financial statements for the year ended December 31, 2019, accompanies this Proxy Statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2019, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, GeoVax Labs Inc., 1900 Lake Park Drive, Suite 380, Smyrna, Georgia 30080, or contact Investor Relations by telephone at (678) 384-7220 or email at investor@geovax.com. The Company’s Form 10-K is also available online at the Company’s website, www.geovax.com.

Delivery of Documents to Stockholders Sharing an Address

Some banks, brokers or other nominees may participate in the practice of “householding” proxy materials. This means that only one copy of our Proxy Statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders living in the same household. We will promptly arrange for delivery of a separate copy of our Proxy Statement, form of proxy, Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, to any stockholder of record who shares with another stockholder an address to which only one copy was delivered upon request made (i) in writing to us at GeoVax Labs, Inc., Attention: Corporate Secretary, 1900 Lake Park Drive, Suite, 380, Smyrna, Georgia 30080, (ii) by calling us at (678) 384-7220, or (iii) via e-mail to investor@geovax.com. Any stockholder who shares with another stockholder an address that receives only one copy of our proxy statement and wishes to receive a separate copy of any such document in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee, or contact us at the above address and telephone number.

By Order of the Board of Directors

Mark W. Reynolds

Corporate Secretary

ANNEX A

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF GEOVAX LABS, INC.

GeoVax Labs, Inc. (the “Corporation”) does hereby certify that the Corporation’s Certificate of Incorporation originally filed with the Delaware Secretary of State on June 17, 2008, as previously amended by

●	Certificate of Merger filed June 18, 2008, as further amended by the following documents:
●	Certificate of Amendment to the Certificate of Incorporation filed April 13, 2010;
●	Certificate of Amendment to the Certificate of Incorporation filed April 27, 2010;
●	Certificate of Designation filed on March 20, 2012;
●	Certificate of Amendment to the Certificate of Incorporation filed August 1, 2013;
●	Amendment to Certificate of Designation filed on December 12, 2013;
●	Certificate of Designation filed on December 12, 2013;
●	Certificate of Designation filed on February 27, 2015,
●	Certificate of Amendment to the Certificate of Incorporation filed May 13, 2015;
●	Certificate of Amendment to the Certificate of Incorporation filed June 14, 2016;
●	Certificate of Designation filed on May 9, 2017;
●	Certificate of Amendment to the Certificate of Incorporation of the Corporation filed August 4, 2017;
●	Certificate of Designation filed on February 19, 2019;
●	Certificate of Designation filed on February 26, 2019;
●	Certificate of Amendment to the Certificate of Incorporation of the Corporation filed April 30, 2019;
●	Certificate of Designation filed on July 16, 2019;
●	Certificate of Designation filed on July 24, 2019;
●	Certificate of Amendment to the Certificate of Incorporation of the Corporation filed January 21, 2020; and
●	Certificate of Designation filed on January 23, 2020,

is hereby further amended pursuant to Section 242 of the General Corporation Law of the State of Delaware.

The Corporation does hereby further certify that this Certificate of Amendment was duly adopted by the Corporation’s Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

The Certificate of Incorporation of the Corporation, as amended, is amended as follows:

The first paragraph of Article IV of the Certificate of Incorporation, as amended, shall be deleted in its entirety and replaced with the following:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 610,000,000 shares, which are divided into two classes consisting of: (a) 600,000,000 shares of Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.

Upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation (the “Effective Time”), each ________________________ (_________) shares of the Corporation’s Common Stock, par value $0.001 per share (“Old Common Stock”), issued and outstanding immediately prior to the Effective Time will automatically and without any action on the part of the respective holders thereof, be combined and reclassified into one (1) share of Common Stock, par value $0.001 per share (the “New Common Stock”) (and such combination and conversion, the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the Reverse Stock Split and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the Corporation shall make a cash payment equal to the Market Value (as subsequently defined herein) of such fractional share of Common Stock to holders thereof who would otherwise be entitled to receive fractional shares, except for the provisions hereof, upon surrender of certificates representing those shares to the Corporation’s transfer agent. The ownership of such fractional interests shall not entitle the holder thereof to any voting, dividend or other right, except the right to receive payment therefor as described above. For the purposes hereof, “Market Value” of shares of Common Stock shall mean an amount per share equal to the closing price of the Common Stock on the business day immediately preceding the Effective Time as reported by the OTC Market (or another exchange on which the Common Stock is then listed). Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (including any full shares of New Commons Stock issued with respect to fractional shares of Old Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

A-1

The remainder of the Certificate of Incorporation shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on ___________, 2020.

GEOVAX LABS, INC.

Name:

Title:

A-2

GEOVAX LABS, INC.

ATTN: CORPORATE SECRETARY

1900 LAKE PARK DRIVE

SUITE 380

SMYRNA, GEORGIA 30080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GEOVAX LABS, INC.
The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees: 01) David A. Dodd 02) Randal D. Chase 03) Dean G. Kollintzas	04) Robert T. McNally 05) John N. Spencer, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 6:	For	Against	Abstain

2.

To approve the grant of discretionary authority to our Board of Directors to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock at any time after the date stockholder approval is obtained at a ratio within a range of 1-for-10 to 1-for-40, as selected by our Board of Directors.

☐	☐	☐

3.	Ratification of the appointment of Wipfli LLP as the independent registered public accounting firm of GeoVax Labs, Inc. for the fiscal year ending December 31, 2020.	☐	☐	☐

4.	Approval on an advisory basis, of the compensation of our Named Executive Officers (as defined in the Proxy Statement).	☐	☐	☐

6.	To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies to vote for proposal 2 above.	☐	☐	☐

The Board of Directors recommends that you vote for “3 YEARS” on proposal 5:	1 Year	2 Years	3 Years	Abstain

5.	Vote on an advisory basis, on the frequency of future advisory votes on the compensation of our Named Executive Officers.	☐	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby ratifies and confirms all that said attorneys in fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the annual meeting and the accompanying proxy statement.

Signature of Stockholder	Date	Signature (Joint Owners)	Date

NOTE: Please sign, within the box, exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GEOVAX LABS, INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

August 7, 2020, 8:30 a.m.

The shares represented by this proxy will be voted as specified herein by the stockholder when instructions are given in accordance with the procedures described herein and in the accompanying Proxy Statement. If no specification is made, all shares will be voted “FOR” the approval of the proposals set forth in the Proxy Statement.

The stockholder represented herein appoints David A. Dodd and Mark W. Reynolds, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of Common Stock entitled to be voted by said stockholder at the Annual Meeting of Stockholders of GeoVax Labs, Inc. to be held at the offices of Womble Bond Dickinson (US) LLP, 271 17th Street, NW, Suite 2400, Atlanta, Georgia 30363, on August 7, 2020 at 8:30 a.m. Atlanta Time, and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.

Stockholders may revoke this proxy at any time prior to the vote at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]